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                        ASTRAL POINT COMMUNICATIONS, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 2, 2002

The undersigned, having received notice of a Special Meeting of Stockholders of Astral Point Communications, Inc. (the "Company") and revoking all prior proxies, hereby appoints Raj Shanmugaraj and Daniel P. Hayes, and each of them, attorneys of the undersigned (with full power of substitution in them and each of them) for and in the name of the undersigned to attend the Special Meeting of Stockholders of the Company to be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, at 9:00 a.m. local time on April 2, 2002, and any adjournments of that meeting, and there to vote and act upon the following matters in respect of all shares of stock of the Company of each and every class which the undersigned is entitled to vote or act upon, with all powers the undersigned would possess if personally present:

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1. To adopt the Agreement and Plan of Merger, dated as of January 18, 2002 by and among the Company, Alcatel, a French corporation, and Apples Acquisition Corp., a Delaware corporation and a subsidiary of Alcatel, to approve the merger and the transactions contemplated by the merger agreement.

   [ ] FOR               [ ] AGAINST               [ ] ABSTAIN


2. To approve an amendment to the Company's Fourth Restated Certificate of Incorporation, as amended, which will adjust the existing liquidation preferences of the shares of the Company's preferred stock to give effect to the applicable exchange ratios set forth in the merger agreement.

   [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

3. Upon, or with regard to, any other matters which may properly come before the meeting or any adjournments thereof.


                  Unless otherwise expressly provided hereon, this proxy shall be deemed to apply to shares of each class and series which the undersigned has the right to vote and shall be voted either as a separate class or series and/or with all other classes or series of capital stock of the Company as provided for by the Company's Fourth Restated Certificate of Incorporation, as amended.

                  YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                  Attendance of the undersigned at the meeting or any adjournment of that meeting will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to vote his shares in person. If the undersigned holds any of the shares of the Company in a joint capacity, this proxy is signed by the undersigned in such capacity as well as individually.

                  PLEASE SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE AND IN NO EVENT LATER THAN MARCH __, 2002

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1 AND 2 AND SHALL BE VOTED AT THE DISCRETION OF THE PROXY HOLDER FOR ANY PROPOSAL BROUGHT BEFORE THE MEETING UNDER ITEM 3.


Date: _____, 2002 Signature(s): ______________Please Print Name: _______________

Name listed on Stock Certificate (if different from above): _______________

If this Proxy applies to less than all shares of each class and series which the undersigned has the right to vote please indicate as to which shares of which class or series this proxy does not apply:

            PLEASE SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE
         AS SOON AS POSSIBLE AND IN NO EVENT LATER THAN MARCH 26, 2002.

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I/We will attend the meeting.     Yes       No
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Please date this Proxy and sign exactly as your name(s) appear(s) on your stock certificate(s). A separate Proxy is required for each stockholder. Stock held jointly, in trust or otherwise is deemed to be held by a different stockholder than stock held in one's individual capacity. If you need additional proxies, please contact James J. Kelly of Testa, Hurwitz & Thibeault, LLP at
(617)310-8184. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.